Exhibit 99.1

Mid-Con Energy Partners, LP Schedules Fourth Quarter and Full Year 2011 Earnings Conference Call on Wednesday, March 7, 2012 at 10:30 a.m. EST

DALLAS, February 24, 2012 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy”) announced today that fourth quarter and full year 2011 results will be released after the market closes on Tuesday, March 6, 2012.

In conjunction with the release, management will host a conference call on Wednesday, March 7, 2012 at 10:30 a.m. EST (9:30 a.m. CST). Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 55918629) at least five minutes prior to the scheduled start time of the call, or via webcast through the investor relations section of the Mid-Con Energy website at http://www.midconenergypartners.com.

A replay of the conference call will be available through March 14, 2012 by dialing 1-855-859-2056 (Conference ID: 55918629). Also, a webcast archive will be made available at http://www.midconenergypartners.com.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on the Mid-Continent region of the United States. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma and parts of Oklahoma and Colorado within the Hugoton Basin.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the Securities and Exchange Commission available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT:

Jeff Olmstead

President and Chief Financial Officer

(972) 479-5980

jolmstead@midcon-energy.com